SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2006

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NORTHEAST UTILITIES

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(Exact name of registrant as specified in its charter)

MASSACHUSETTS	1-5324	04-2147929
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(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE FEDERAL STREET, BUILDING 111-4, SPRINGFIELD

MASSACHUSETTS                        01105

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(Address of principal executive offices)  (Zip Code)

(860) 665-5000

(Registrant's telephone number, including area code)

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 2 -

Financial Information

Item 2.01

Completion of Acquisition or Disposition of Assets

On November 1, 2006, affiliates of Northeast Utilities (“NU”) closed on the sale of NU’s competitive generating assets in Massachusetts and Connecticut to affiliates of Energy Capital Partners (“ECP”).  In the transaction, NU Enterprises, Inc., a wholly-owned subsidiary of NU, sold all of the outstanding stock of its subsidiary, Northeast Generation Company (“NGC”), to NE Energy, Inc. (“NEEI”), an affiliate of ECP.  Certain other NU subsidiaries, Northeast Generation Services Company, Select Energy, Inc. and Northeast Utilities Service Company, sold to NEEI certain assets and liabilities related to NU’s competitive generation business.  NGC owns 14 hydro and pumped-water storage generating plants with a total output of 1,296 megawatts.  In addition, Holyoke Water Power Company, a wholly-owned subsidiary of NU sold its 146-megawatt coal-fired plant at Mt. Tom in Holyoke, Massachusetts to Mt. Tom Generating Company, LLC (“MTGC”), a subsidiary of NEEI.  The aggregate purchase price paid by ECP to NU was approximately $1.0 billion in cash and approximately $320 million of assumed debt of NGC.

Neither ECP, NEEI or MTGC, nor any affiliate thereof, have any material relationship with NU or any of its affiliates, or any trustee or officer of NU or its affiliates, other than in respect of the foregoing transactions.

A copy of the news release issued by NU on November 1, 2006 further describing this transaction is attached as Exhibit 99 and is incorporated herein by reference thereto.  Reference is made to NU's current report on Form 8-K dated June 7, 2006, and NU's March 31, 2006 and June 30, 2006 reports on Form 10-Q, which reported the assets and liabilities of NGC and the Mt. Tom plant as assets held for sale and liabilities of assets held for sale and reported the operations of NGC and the Mt. Tom plant as discontinued operations.

Section 9    -

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit	Description
Exhibit 99	Northeast Utilities News Release dated November 1, 2006.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES (Registrant)
By: /s/ Randy A. Shoop
Name: Randy A. Shoop Title: Vice President and Treasurer

Date:  November 1, 2006